UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2021

Bill.com Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-39149	83-2661725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6220 America Center Drive, Suite 100

San Jose, California 95002

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 621-7700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	BILL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2021, the Compensation Committee (the “Committee”) of the Board of Directors of Bill.com Holdings, Inc. (the “Company”) approved a special equity grant (the “Grant”) to John Rettig, the Company’s Chief Financial Officer and Executive Vice President, Finance and Operations. The Grant will be earned based on certain employment or service conditions and, in the case of the PSUs described below, the Company’s stock price appreciation performance. In considering and approving the Grant, with the assistance of its outside advisors, the Committee considered the best interests of Company stockholders and a desire to retain Mr. Rettig due to his track record of excellent performance, contributions to the operational execution and strategic direction of the Company, and strong leadership abilities.

The Grant consists of (i) 35,000 restricted stock units (the “RSUs”), subject to time-based vesting and (ii) 50,000 restricted stock units, subject to performance-based vesting (the “PSUs”). The RSUs and PSUs were granted under the Company’s 2019 Equity Incentive Plan and each RSU and each PSU represents the right to receive one share of the Company’s common stock upon vesting. The RSUs vest as to 1/4th of such shares on December 13, 2022, and then in equal quarterly installments over the following 12 quarters, so long as Mr. Rettig continues to provide services to the Company through such vesting dates. The PSUs consist of three separate tranches (each, a “Tranche”) that become eligible to vest upon achievement of each of three increasing stock price performance metrics specific to each Tranche, to be measured, in each case, over 90-trading day periods occurring between one and five years, as applicable for each Tranche, following the date of grant. Upon the achievement of a metric and the occurrence of earliest vesting dates applicable to each Tranche, all of the PSUs in the applicable Tranche will vest on the Company’s next regular quarterly vesting date. Vesting of any Tranche for which the performance metric has been achieved is also subject to Mr. Rettig’s continued service to the Company through each of the vesting dates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BILL.COM HOLDINGS, INC.

Date: December 17, 2021	By:	/s/ Raj Aji
Raj Aji
General Counsel, Chief Compliance Officer and Secretary